EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-107683 pertaining to the Sport Chalet, Inc. Employee Retirement Savings Plan (the “Plan”) of our report dated June 16, 2003 with respect to the financial statements of the Plan included in this Annual Report on Form 11-K for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Los Angeles, California
June 23, 2004

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